Free Writing Prospectus	Filed Pursuant to Rule 433
(To the Prospectus dated February 10, 2009, and	Registration No. 333-145845
the Prospectus Supplement dated February 10, 2009)
July 1, 2009

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this free writing prospectus are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA-/Aa3)‡

•	Issue date: July 14, 2009

•	Initial valuation date: July 9, 2009

•	Final valuation date: January 8, 2010

•	Maturity date: January 13, 2010

•	Initial price: Closing price of the linked share on the initial valuation date.

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.
•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: TBD

Put premium: The coupon rate minus the deposit income.

‡

The Notes are expected to carry the same rating as the Medium-Term Notes Program, Series A, which is rated AA- by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., and will be rated Aa3 by Moody’s Investor Services, Inc. The rating is subject to downward revision, suspension or withdrawal at any time by the assigning rating organization. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission**	Aggregate Discount or Commission	Note Issuance#	CUSIP/ISIN
Chesapeake Energy Corporation	TBD	FWP-8	CHK	TBD	15.00%	65.00%	TBD	TBD	TBD	TBD	E-3405	06739JKZ5/ US06739JKZ56
ConocoPhillips	TBD	FWP-10	COP	TBD	10.00%	80.00%	TBD	TBD	TBD	TBD	E-3406	06739JLA9/ US06739JLA96
First Solar, Inc.	TBD	FWP-12	FSLR	TBD	16.00%	65.00%	TBD	TBD	TBD	TBD	E-3407	06739JLB7/ US06739JLB79
General Electric Corporation	TBD	FWP-14	GE	TBD	10.00%	70.00%	TBD	TBD	TBD	TBD	E-3408	06739JLC5/ US06739JLC52
JPMorgan Chase & Co.	TBD	FWP-16	JPM	TBD	10.75%	70.00%	TBD	TBD	TBD	TBD	E-3409	06739JLD3/ US06739JLD36
Massey Energy Company	TBD	FWP-18	MEE	TBD	20.00%	60.00%	TBD	TBD	TBD	TBD	E-3410	06739JLE1/ US06739JLE19
The Mosaic Company	TBD	FWP-20	MOS	TBD	14.00%	65.00%	TBD	TBD	TBD	TBD	E-3411	06739JLF8/ US06739JLF83
UnitedHealth Group Incorporated	TBD	FWP-22	UNH	TBD	11.00%	70.00%	TBD	TBD	TBD	TBD	E-3412	06739JLG6/ US06739JLG66
U.S. Bancorp	TBD	FWP-24	USB	TBD	11.25%	70.00%	TBD	TBD	TBD	TBD	E-3413	06739JLH4/ US06739JLH40
Wells Fargo & Company	TBD	FWP-26	WFC	TBD	13.50%	65.00%	TBD	TBD	TBD	TBD	E-3414	06739JLJ0/ US06739JLJ06
Whole Foods Market, Inc.	TBD	FWP-28	WFMI	TBD	14.00%	70.00%	TBD	TBD	TBD	TBD	E-3415	06739JLK7/ US06739JLK78

*	Annualized Rate
**	Barclays Capital Inc. will receive commissions from the Issuer equal to [TBD]% of the principal amount of the notes, or [$TBD] per $1,000 principal amount, and may retain all or a portion of these commissions or use all or a portion of these commissions to pay selling concessions or fees to other dealers. Accordingly, the percentage and total proceeds to Issuer listed herein is the minimum amount of proceeds that Issuer receives.

See “Risk Factors” in this free writing prospectus and beginning on page S-5 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus dated February 10, 2009, the prospectus supplement dated February 10, 2009, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and final pricing supplement (when completed) and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 1101). A copy of the prospectus may be obtained from Barclays Capital, 200 Cedar Knolls Road, Building E, 4th Floor—Attn: US Syndicate Operations, Whippany, NJ 07981.

GENERAL TERMS FOR EACH NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and the prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and the prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus dated February  10, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509023285/dposasr.htm

Prospectus Supplement dated February  10, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509023309/d424b3.htm

PROGRAM CREDIT RATING

The Notes are issued under the Medium-Term Notes Program, Series A (the “Program”). The Notes are expected to carry the rating of the Program, which is rated AA- by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”), and will be rated Aa3 by Moody’s Investor Services, Inc. (“Moody’s”). An AA- rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations arising from the Program is very strong. An Aa3 rating by Moody’s indicates that the Program is currently judged by Moody’s to be an obligation of high quality and is subject to very low credit risk. The credit rating is a statement of opinion and not a statement of fact and is subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-5 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Partially Protected or Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”.

Barclays Wealth, the wealth management division of Barclays Capital Inc., may sell the Notes to certain of its customers and may receive compensation from Barclays Bank PLC in this capacity, which may create a potential conflict of interest. Barclays Wealth is not acting as your agent or investment adviser, and is not representing you in any capacity in connection with your purchase of the Notes—Barclays Wealth, the wealth management division of Barclays Capital Inc., may arrange for the sale of the Notes to certain of its clients. In doing so, Barclays Wealth will be acting as agent for Barclays Bank PLC and may receive compensation from Barclays Bank PLC in the form of discounts and commissions. The role of Barclays Wealth as a provider of certain services to such customers and as agent for Barclays Bank PLC in connection with the distribution of the Notes to investors may create a potential conflict of interest, which may be adverse to such clients. Barclays Wealth is not acting as your agent or investment adviser, and

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is not representing you in any capacity with respect to any purchase of Notes by you. Barclays Wealth is acting solely as agent for Barclays Bank PLC. If you are considering whether to invest in the Notes through Barclays Wealth, we strongly urge you to seek independent financial and investment advice to assess the merits of such investment.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this free writing prospectus, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked share.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the

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case may be, to, but excluding, the relevant interest payment date or maturity date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of certain notes (which may include the Notes). According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.

It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code (which are discussed further in the prospectus supplement) might be applied to such instruments. It is unclear whether any regulations or other guidance would apply to the Notes (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the notice and the possible effect to them of the issuance of regulations or other guidance that affects the federal income tax treatment of the Notes.

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We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

You should consider your possible obligation to file an IRS Form TD 90-22.1 (Foreign Bank and Financial Accounts Report, or “FBAR”) with respect to the Notes.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00% assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your

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$1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial valuation date and is held constant regardless of the final price of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We will agree to sell to Barclays Capital Inc. (the “Agent”), and the Agent will agree to purchase from us, the principal amount of the Notes, and at the price, specified on the cover of the related pricing supplement, the document that will be filed pursuant to Rule 424(b) containing the final pricing terms of the Notes. The Agent will commit to take and pay for all of the Notes, if any are taken.

Delivery of the Notes of a particular series may be made against payment for the Notes more than three business days following the pricing date for those Notes (that is, a particular series of Notes may have a settlement cycle that is longer than “T+3”). For considerations relating to an offering of Notes with a settlement cycle longer than T+3, see “Plan of Distribution” in the prospectus supplement.

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Chesapeake Energy Corporation

According to publicly available information, Chesapeake Energy Corporation (the “Company”) is the third largest independent producer of natural gas in the United States, and the Company owns interests in approximately 38,500 producing oil and natural gas wells that are currently producing approximately 2.2 billion cubic feet equivalent, or bcfe, per day, 92% of which is natural gas. The Company is focused on discovering, acquiring and developing conventional and unconventional natural gas reserves onshore in the U.S., east of the Rocky Mountains. The Company’s most important operating area has historically been the Mid-Continent region of Oklahoma, Arkansas, southwestern Kansas and the Texas Panhandle. At December 31, 2008, 37% of its estimated proved oil and natural gas reserves were located in the Mid-Continent region. During the past five years, the Company has also built significant positions in various conventional and unconventional plays in the Fort Worth Basin in north-central Texas; the Appalachian Basin, principally in West Virginia, eastern Kentucky, eastern Ohio, Pennsylvania and southern New York; the Permian and Delaware Basins of West Texas and eastern New Mexico; the Ark-La-Tex area of East Texas and northern Louisiana; and the South Texas and Texas Gulf Coast regions.

The linked share’s SEC file number is 1-13726.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2003	$11.45	$7.46	$10.10
September 30, 2003	$10.97	$9.17	$10.78
December 31, 2003	$13.99	$10.67	$13.58
March 31, 2004	$13.98	$11.71	$13.40
June 30, 2004	$15.05	$12.69	$14.72
September 30, 2004	$16.24	$13.69	$15.83
December 31, 2004	$18.31	$15.18	$16.50
March 31, 2005	$23.64	$15.06	$21.94
June 30, 2005	$23.98	$17.85	$22.80
September 30, 2005	$38.98	$22.90	$38.25
December 30, 2005	$40.01	$26.62	$31.73
March 31, 2006	$35.57	$27.80	$31.41
June 30, 2006	$33.75	$26.81	$30.25
September 29, 2006	$33.76	$28.07	$28.98
December 29, 2006	$34.27	$27.92	$29.05
March 30, 2007	$31.83	$27.27	$30.88
June 29, 2007	$37.75	$30.88	$34.60
September 28, 2007	$37.15	$31.38	$35.26
December 31, 2007	$41.19	$35.25	$39.20
March 31, 2008	$49.83	$34.44	$46.15
June 30, 2008	$68.10	$45.26	$65.96
September 30, 2008	$73.89	$31.19	$35.86
December 31, 2008	$35.43	$9.84	$16.17
March 31, 2009	$20.13	$13.28	$17.06
June 30, 2009*	$24.66	$16.45	$19.83

*	High, low and closing prices are for the period starting April 1, 2009 and ending June 30, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CHK

Initial price: $19.83

Protection level: 65.00%

Protection price: $12.89

Physical delivery amount: 50($1,000/Initial price)

Fractional shares: 0.428643

Coupon: 15.00% per annum

Maturity: January 13, 2010

Dividend yield: 1.51% per annum

Coupon amount monthly: $12.50

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Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.50%		100.76%
+ 90%	7.50%		90.76%
+ 80%	7.50%		80.76%
+ 70%	7.50%		70.76%
+ 60%	7.50%		60.76%
+ 50%	7.50%		50.76%
+ 40%	7.50%		40.76%
+ 30%	7.50%		30.76%
+ 20%	7.50%		20.76%
+ 10%	7.50%		10.76%
+ 5%	7.50%		5.76%

0%	7.50%		0.76%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.50%	2.50%	-4.24%
- 10%	7.50%	-2.50%	-9.24%
- 20%	7.50%	-12.50%	-19.24%
- 30%	7.50%	-22.50%	-29.24%
- 40%	N/A	-32.50%	-39.24%
- 50%	N/A	-42.50%	-49.24%
- 60%	N/A	-52.50%	-59.24%
- 70%	N/A	-62.50%	-69.24%
- 80%	N/A	-72.50%	-79.24%
- 90%	N/A	-82.50%	-89.24%
- 100%	N/A	-92.50%	-99.24%

FWP-8

ConocoPhilips

According to publicly available information, ConocoPhillips (the “Company”) is an international, integrated energy company. The Company’s business is organized into six operating segments: (1) Exploration and Production, which primarily explores for, produces, transports and markets crude oil, natural gas, and natural gas liquids on a worldwide basis; (2) Midstream, which gathers, processes and markets natural gas produced by the Company and others, and fractionates and markets natural gas liquids, primarily in the United States and Trinidad; (3) Refining and Marketing, which purchases, refines, markets and transports crude oil and petroleum products, mainly in the United States, Europe and Asia; (4) LUKOIL Investment, which consists of the Company’s equity investment in the ordinary shares of OAO LUKOIL (LUKOIL), an international, integrated oil and gas company headquartered in Russia; (5) Chemicals, which manufactures and markets petrochemicals and plastics on a worldwide basis; and (6) Emerging Businesses, which includes the Company’s investment in new technologies or businesses outside the Company’s normal scope of operations.

The linked share’s SEC file number is 001-32395.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2003	$27.98	$24.84	$27.40
September 30, 2003	$28.58	$25.72	$27.38
December 31, 2003	$33.02	$27.37	$32.79
March 31, 2004	$35.75	$32.15	$34.91
June 30, 2004	$39.50	$34.29	$38.15
September 30, 2004	$41.68	$35.64	$41.43
December 31, 2004	$45.61	$40.75	$43.42
March 31, 2005	$56.99	$41.40	$53.92
June 30, 2005	$61.35	$47.55	$57.49
September 30, 2005	$71.48	$58.05	$69.91
December 30, 2005	$70.60	$57.06	$58.18
March 31, 2006	$66.24	$58.01	$63.15
June 30, 2006	$72.50	$57.66	$65.53
September 29, 2006	$70.75	$56.55	$59.53
December 29, 2006	$74.89	$54.90	$71.95
March 30, 2007	$71.20	$61.59	$68.35
June 29, 2007	$81.40	$66.63	$78.50
September 28, 2007	$90.84	$73.83	$87.77
December 31, 2007	$89.89	$74.18	$88.30
March 31, 2008	$89.71	$67.85	$76.21
June 30, 2008	$95.96	$75.54	$94.39
September 30, 2008	$94.65	$67.31	$73.25
December 31, 2008	$72.06	$41.34	$51.80
March 31, 2009	$57.42	$34.13	$39.16
June 30, 2009*	$48.71	$37.52	$42.06

*	High, low and closing prices are for the period starting April 1, 2009 and ending June 30, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: COP

Initial price: $42.06

Protection level: 80.00%

Protection price: $33.65

Physical delivery amount: 23($1,000/Initial price)

Fractional shares: 0.775559

Coupon: 10.00% per annum

Maturity: January 13, 2010

Dividend yield: 4.47% per annum

Coupon amount monthly: $8.33

FWP-9

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		102.24%
+ 90%	5.00%		92.24%
+ 80%	5.00%		82.24%
+ 70%	5.00%		72.24%
+ 60%	5.00%		62.24%
+ 50%	5.00%		52.24%
+ 40%	5.00%		42.24%
+ 30%	5.00%		32.24%
+ 20%	5.00%		22.24%
+ 10%	5.00%		12.24%
+ 5%	5.00%		7.24%

0%	5.00%		2.24%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-2.76%
- 10%	5.00%	-5.00%	-7.76%
- 20%	5.00%	-15.00%	-17.76%
- 30%	N/A	-25.00%	-27.76%
- 40%	N/A	-35.00%	-37.76%
- 50%	N/A	-45.00%	-47.76%
- 60%	N/A	-55.00%	-57.76%
- 70%	N/A	-65.00%	-67.76%
- 80%	N/A	-75.00%	-77.76%
- 90%	N/A	-85.00%	-87.76%
- 100%	N/A	-95.00%	-97.76%

FWP-10

First Solar, Inc.

According to publicly available information, First Solar, Inc. (the “Company”) designs and manufactures solar modules using a proprietary thin film semiconductor technology. The Company manufactures its solar modules on high-throughput production lines and performs all manufacturing steps in an automated, proprietary, continuous process.

The Company is expanding its manufacturing capacity with the construction of four plants—each with four production lines—at its Malaysian manufacturing center. In August 2006, the Company expanded its Ohio plant from one to three production lines. In April 2007, the Company started initial production at a four line manufacturing plant in Germany, which reached full capacity in the third quarter of 2007. Also in April 2007, the Company began construction of plant one of its Malaysian manufacturing center. In the third and fourth quarters of 2007, the Company began construction of plants two and three, respectively; and in the first quarter of 2008, it began construction of plant four. The Company expects plant one to reach its full capacity in the second half of 2008; plant two to reach its full capacity in the first half of 2009; and plants three and four to reach full capacity in the second half of 2009. After plant four of its Malaysian manufacturing center reaches its full capacity, the Company will have 23 production lines and an annual global manufacturing capacity of approximately 1012MW based on the fourth quarter of 2007 average run rate at its existing plants. On November 30, 2007, the Company completed the acquisition of Turner Renewable Energy, LLC, a privately held company which designed and deployed commercial solar projects for utilities in the United States.

The Company’s customers develop, own and operate solar power plants or sell turnkey solar power plants to end-users that include owners of land, owners of agricultural buildings, owners of commercial warehouses, offices and industrial buildings, public agencies, municipal government authorities, utility companies, and financial investors that desire to own large scale solar power plant projects.

The linked share’s SEC file number is: 001-33156.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2003	N/A	N/A	N/A
September 30, 2003	N/A	N/A	N/A
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	$30.00	$23.59	$29.80
March 30, 2007	$59.88	$27.54	$52.01
June 29, 2007	$91.10	$52.10	$89.29
September 28, 2007	$123.21	$74.77	$117.74
December 31, 2007	$283.00	$119.95	$267.14
March 31, 2008	$272.47	$143.34	$231.14
June 30, 2008	$317.00	$232.20	$272.82
September 30, 2008	$301.30	$176.07	$188.91
December 31, 2008	$202.88	$85.28	$137.96
March 31, 2009	$165.20	$100.93	$132.70
June 30, 2009*	$207.51	$129.90	$162.12

*	High, low and closing prices are for the period starting April 1, 2009 and ending June 30, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FSLR

Initial price: $162.12

Protection level: 65.00%

Protection price: $105.38

Physical delivery amount: 6($1,000/Initial price)

Fractional shares: 0.168270

Coupon: 16.00% per annum

Maturity: January 13, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $13.33

FWP-11

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.00%		100.00%
+ 90%	8.00%		90.00%
+ 80%	8.00%		80.00%
+ 70%	8.00%		70.00%
+ 60%	8.00%		60.00%
+ 50%	8.00%		50.00%
+ 40%	8.00%		40.00%
+ 30%	8.00%		30.00%
+ 20%	8.00%		20.00%
+ 10%	8.00%		10.00%
+ 5%	8.00%		5.00%

0%	8.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.00%	3.00%	-5.00%
- 10%	8.00%	-2.00%	-10.00%
- 20%	8.00%	-12.00%	-20.00%
- 30%	8.00%	-22.00%	-30.00%
- 40%	N/A	-32.00%	-40.00%
- 50%	N/A	-42.00%	-50.00%
- 60%	N/A	-52.00%	-60.00%
- 70%	N/A	-62.00%	-70.00%
- 80%	N/A	-72.00%	-80.00%
- 90%	N/A	-82.00%	-90.00%
- 100%	N/A	-92.00%	-100.00%

FWP-12

General Electric Company

According to publicly available information, General Electric Company (the “Company”) is one of the largest and most diversified technology, media, and financial services corporations in the world. With products and services ranging from aircraft engines, power generation, water processing, and security technology to medical imaging, business and consumer financing, media content and industrial products, the Company serves customers in more than 100 countries and employs more than 300,000 people worldwide.

The Company’s operating segments include Infrastructure, Commercial Finance, GE Money, Healthcare, NBC Universal and Industrial.

The Company’s executive offices are located at 3135 Easton Turnpike, Fairfield, CT 06828-0001.

The linked share’s SEC file number is: 001-00035.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2003	$31.64	$25.50	$28.68
September 30, 2003	$32.18	$26.90	$29.81
December 31, 2003	$31.30	$27.37	$30.98
March 31, 2004	$34.56	$28.88	$30.52
June 30, 2004	$33.49	$29.55	$32.40
September 30, 2004	$34.53	$31.43	$33.58
December 31, 2004	$37.72	$32.66	$36.50
March 31, 2005	$36.88	$34.97	$36.06
June 30, 2005	$37.34	$34.15	$34.65
September 30, 2005	$35.78	$32.85	$33.67
December 30, 2005	$36.33	$32.67	$35.05
March 31, 2006	$35.55	$32.22	$34.78
June 30, 2006	$35.24	$32.78	$32.96
September 29, 2006	$35.65	$32.06	$35.30
December 29, 2006	$38.49	$34.62	$37.21
March 30, 2007	$38.28	$33.90	$35.36
June 29, 2007	$39.77	$34.55	$38.28
September 28, 2007	$42.07	$36.20	$41.40
December 31, 2007	$42.15	$36.07	$37.07
March 31, 2008	$37.74	$31.65	$37.01
June 30, 2008	$38.52	$26.16	$26.69
September 30, 2008	$30.39	$22.19	$25.50
December 31, 2008	$25.75	$12.58	$16.20
March 31, 2009	$17.22	$5.87	$10.11
June 30, 2009*	$14.55	$9.80	$11.72

*	High, low and closing prices are for the period starting April 1, 2009 and ending June 30, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GE

Initial price: $11.72

Protection level: 70.00%

Protection price: $8.20

Physical delivery amount: 85($1,000/Initial price)

Fractional shares: 0.324232

Coupon: 10.00% per annum

Maturity: January 13, 2010

Dividend yield: 8.79% per annum

Coupon amount monthly: $8.33

FWP-13

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		104.40%
+ 90%	5.00%		94.40%
+ 80%	5.00%		84.40%
+ 70%	5.00%		74.40%
+ 60%	5.00%		64.40%
+ 50%	5.00%		54.40%
+ 40%	5.00%		44.40%
+ 30%	5.00%		34.40%
+ 20%	5.00%		24.40%
+ 10%	5.00%		14.40%
+ 5%	5.00%		9.40%

0%	5.00%		4.40%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-0.60%
- 10%	5.00%	-5.00%	-5.60%
- 20%	5.00%	-15.00%	-15.60%
- 30%	5.00%	-25.00%	-25.60%
- 40%	N/A	-35.00%	-35.60%
- 50%	N/A	-45.00%	-45.60%
- 60%	N/A	-55.00%	-55.60%
- 70%	N/A	-65.00%	-65.60%
- 80%	N/A	-75.00%	-75.60%
- 90%	N/A	-85.00%	-85.60%
- 100%	N/A	-95.00%	-95.60%

FWP-14

JPMorgan Chase & Co.

According to publicly available information, JPMorgan Chase & Co. (the “Company”) is a financial holding company incorporated under Delaware law in 1968. The Company is one of the largest banking institutions in the United States, with $2.2 trillion in assets, $166.9 billion in stockholders’ equity and operations worldwide.

The Company’s principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with branches in 17 states, and Chase Bank USA, National Association, a national banking association that is the Company’s credit card-issuing bank. The Company’s principal non-bank subsidiary is J.P. Morgan Securities Inc., its U.S. investment banking firm. The bank and non-bank subsidiaries of the Company operate nationally as well as through overseas branches and subsidiaries, representative offices and subsidiary foreign banks.

The Company’s website is www.jpmorganchase.com.

The linked share’s SEC file number is: 001-05805.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2003	$36.25	$23.75	$34.18
September 30, 2003	$37.90	$32.40	$34.33
December 31, 2003	$36.99	$34.48	$36.73
March 31, 2004	$43.84	$36.31	$41.95
June 30, 2004	$42.56	$34.62	$38.77
September 30, 2004	$40.25	$35.50	$39.73
December 31, 2004	$40.45	$36.35	$39.01
March 31, 2005	$39.65	$34.35	$34.60
June 30, 2005	$36.49	$33.36	$35.32
September 30, 2005	$35.95	$33.32	$33.93
December 30, 2005	$40.56	$32.98	$39.69
March 31, 2006	$42.42	$37.88	$41.64
June 30, 2006	$46.80	$39.34	$42.00
September 29, 2006	$47.49	$40.40	$46.96
December 29, 2006	$49.00	$45.51	$48.30
March 30, 2007	$51.95	$45.91	$48.38
June 29, 2007	$53.25	$47.70	$48.45
September 28, 2007	$50.48	$42.18	$45.82
December 31, 2007	$48.02	$40.15	$43.65
March 31, 2008	$49.28	$36.02	$42.95
June 30, 2008	$49.75	$33.96	$34.31
September 30, 2008	$48.35	$29.25	$46.70
December 31, 2008	$50.50	$19.69	$31.53
March 31, 2009	$31.64	$14.96	$26.58
June 30, 2009*	$38.94	$25.32	$34.11

*	High, low and closing prices are for the period starting April 1, 2009 and ending June 30, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JPM

Initial price: $34.11

Protection level: 70.00%

Protection price: $23.88

Physical delivery amount: 29($1,000/Initial price)

Fractional shares: 0.316916

Coupon: 10.75% per annum

Maturity: January 13, 2010

Dividend yield: 3.49% per annum

Coupon amount monthly: $8.96

FWP-15

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.375%		101.75%
+ 90%	5.375%		91.75%
+ 80%	5.375%		81.75%
+ 70%	5.375%		71.75%
+ 60%	5.375%		61.75%
+ 50%	5.375%		51.75%
+ 40%	5.375%		41.75%
+ 30%	5.375%		31.75%
+ 20%	5.375%		21.75%
+ 10%	5.375%		11.75%
+ 5%	5.375%		6.75%

0%	5.375%		1.75%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.375%	0.375%	-3.25%
- 10%	5.375%	-4.625%	-8.25%
- 20%	5.375%	-14.625%	-18.25%
- 30%	5.375%	-24.625%	-28.25%
- 40%	N/A	-34.625%	-38.25%
- 50%	N/A	-44.625%	-48.25%
- 60%	N/A	-54.625%	-58.25%
- 70%	N/A	-64.625%	-68.25%
- 80%	N/A	-74.625%	-78.25%
- 90%	N/A	-84.625%	-88.25%
- 100%	N/A	-94.625%	-98.25%

FWP-16

Massey Energy Company

Accordingly to publicly available information, Massey Energy Company (the “Company”) produces, processes and sells bituminous coal of various steam and metallurgical grades, primarily of a low sulfur content, through its 22 processing and shipping centers, called “Resource Groups,” many of which receive coal from multiple mines. At January 31, 2008, the Company operated 47 mines, including 35 underground (one of which employs both room and pillar and longwall mining) and 12 surface (with eight highwall miners in operation) in West Virginia, Kentucky and Virginia. The number of mines that the Company operates may vary from time to time depending on a number of factors, including the existing demand for and price of coal, exhaustion of economically recoverable reserves and availability of experienced labor.

Customers for the Company’s steam coal product include primarily electric power utility companies who use its coal as fuel for their steam-powered generators.

The linked share’s SEC file number is 1-7775.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2003	$15.05	$9.15	$13.15
September 30, 2003	$14.20	$10.80	$13.30
December 31, 2003	$21.60	$13.25	$20.80
March 31, 2004	$24.40	$17.99	$22.07
June 30, 2004	$28.21	$20.83	$28.21
September 30, 2004	$29.66	$24.59	$28.93
December 31, 2004	$36.94	$26.06	$34.95
March 31, 2005	$46.60	$31.80	$40.04
June 30, 2005	$42.15	$34.86	$37.72
September 30, 2005	$57.00	$37.76	$51.07
December 30, 2005	$52.57	$36.65	$37.87
March 31, 2006	$41.51	$33.10	$36.07
June 30, 2006	$44.34	$32.15	$36.00
September 29, 2006	$37.05	$18.77	$20.94
December 29, 2006	$27.98	$19.31	$23.23
March 30, 2007	$26.35	$21.57	$23.99
June 29, 2007	$30.73	$24.00	$26.65
September 28, 2007	$26.80	$16.02	$21.82
December 31, 2007	$37.98	$21.50	$35.75
March 31, 2008	$44.00	$26.69	$36.50
June 30, 2008	$95.70	$35.33	$93.75
September 30, 2008	$93.98	$31.17	$35.67
December 31, 2008	$35.00	$10.06	$13.79
March 31, 2009	$18.69	$9.62	$10.12
June 30, 2009*	$26.46	$9.80	$19.54

*	High, low and closing prices are for the period starting April 1, 2009 and ending June 30, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MEE

Initial price: $19.54

Protection level: 60.00%

Protection price: $11.72

Physical delivery amount: 51($1,000/Initial price)

Fractional shares: 0.177073

Coupon: 20.00% per annum

Maturity: January 13, 2010

Dividend yield: 1.18% per annum

Coupon amount monthly: $16.67

FWP-17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.59%
+ 90%	10.00%		90.59%
+ 80%	10.00%		80.59%
+ 70%	10.00%		70.59%
+ 60%	10.00%		60.59%
+ 50%	10.00%		50.59%
+ 40%	10.00%		40.59%
+ 30%	10.00%		30.59%
+ 20%	10.00%		20.59%
+ 10%	10.00%		10.59%
+ 5%	10.00%		5.59%

0%	10.00%		0.59%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-4.41%
- 10%	10.00%	0.00%	-9.41%
- 20%	10.00%	-10.00%	-19.41%
- 30%	10.00%	-20.00%	-29.41%
- 40%	10.00%	-30.00%	-39.41%
- 50%	N/A	-40.00%	-49.41%
- 60%	N/A	-50.00%	-59.41%
- 70%	N/A	-60.00%	-69.41%
- 80%	N/A	-70.00%	-79.41%
- 90%	N/A	-80.00%	-89.41%
- 100%	N/A	-90.00%	-99.41%

FWP-18

The Mosaic Company

According to publicly available information, The Mosaic Company (the “Company”) is a producer and marketer of concentrated phosphate and potash crop nutrients for the global agriculture industry. The Company is a single source supplier of phosphate-, potash- and nitrogen-based crop nutrients and animal feed ingredients. The Company serves customers in approximately 40 countries. The Company has phosphate mining operations in Florida and phosphate production facilities in Florida and Louisiana; potash mines and production facilities in Saskatchewan, Canada, New Mexico and Michigan; strategic equity investments in phosphate and nitrogen production facilities in Brazil; and other production, blending or distribution operations or equity investments in nearly a dozen countries.

The linked share’s SEC file number is 001-32327.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2003	N/A	N/A	N/A
September 30, 2003	N/A	N/A	N/A
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	$18.58	$14.80	$16.32
March 31, 2005	$17.42	$14.60	$17.06
June 30, 2005	$17.16	$12.38	$15.56
September 30, 2005	$17.98	$15.11	$16.02
December 30, 2005	$15.62	$12.51	$14.63
March 31, 2006	$17.14	$13.78	$14.35
June 30, 2006	$17.28	$13.31	$15.65
September 29, 2006	$17.12	$14.03	$16.90
December 29, 2006	$23.54	$16.20	$21.36
March 30, 2007	$28.84	$19.49	$26.66
June 29, 2007	$40.96	$26.44	$39.02
September 28, 2007	$54.83	$32.50	$53.52
December 31, 2007	$97.60	$48.72	$94.34
March 31, 2008	$119.78	$71.00	$102.60
June 30, 2008	$163.22	$95.00	$144.70
September 30, 2008	$146.92	$62.21	$68.02
December 31, 2008	$71.50	$21.94	$34.60
March 31, 2009	$49.78	$31.17	$41.98
June 30, 2009*	$59.33	$37.10	$44.30

*	High, low and closing prices are for the period starting April 1, 2009 and ending June 30, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MOS

Initial price: $44.30

Protection level: 65.00%

Protection price: $28.80

Physical delivery amount: 22($1,000/Initial price)

Fractional shares: 0.573363

Coupon: 14.00% per annum

Maturity: January 13, 2010

Dividend yield: 0.45% per annum

Coupon amount monthly: $11.67

FWP-19

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.00%		100.23%
+ 90%	7.00%		90.23%
+ 80%	7.00%		80.23%
+ 70%	7.00%		70.23%
+ 60%	7.00%		60.23%
+ 50%	7.00%		50.23%
+ 40%	7.00%		40.23%
+ 30%	7.00%		30.23%
+ 20%	7.00%		20.23%
+ 10%	7.00%		10.23%
+ 5%	7.00%		5.23%

0%	7.00%		0.23%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.00%	2.00%	-4.77%
- 10%	7.00%	-3.00%	-9.77%
- 20%	7.00%	-13.00%	-19.77%
- 30%	7.00%	-23.00%	-29.77%
- 40%	N/A	-33.00%	-39.77%
- 50%	N/A	-43.00%	-49.77%
- 60%	N/A	-53.00%	-59.77%
- 70%	N/A	-63.00%	-69.77%
- 80%	N/A	-73.00%	-79.77%
- 90%	N/A	-83.00%	-89.77%
- 100%	N/A	-93.00%	-99.77%

FWP-20

UnitedHealth Group Incorporated

According to publicly available information, UnitedHealth Group Incorporated (the “Company”) is a diversified health and well-being company, serving approximately 70 million Americans. The Company is focused on improving the American health care system and how it works for multiple, distinct constituencies. The Company provides individuals with access to quality, cost-effective health care services and resources by partnering with physicians and other health care professionals and hospitals.

During 2008, the Company managed approximately $115 billion in aggregate health care spending on behalf of the constituents and consumers it served. The Company’s revenues are derived from premium revenues on risk-based products; fees from management, administrative, technology and consulting services; sales of a wide variety of products and services related to the broad health and well-being industry; and investment and other income. In 2008, the Company conducted its business primarily through operating divisions in the following business segments: Health Care Services, which includes the Company’s UnitedHealthcare, Ovations and AmeriChoice businesses, OptumHealth, Ingenix, and Prescription Solutions.

The linked share’s SEC file number is 1-10864.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2003	$26.34	$22.06	$25.13
September 30, 2003	$28.13	$23.63	$25.16
December 31, 2003	$29.34	$23.80	$29.09
March 31, 2004	$32.25	$27.73	$32.22
June 30, 2004	$34.25	$29.32	$31.13
September 30, 2004	$37.36	$29.67	$36.87
December 31, 2004	$44.38	$32.50	$44.02
March 31, 2005	$48.33	$42.63	$47.69
June 30, 2005	$53.63	$44.31	$52.14
September 30, 2005	$56.66	$47.80	$56.20
December 30, 2005	$64.61	$53.87	$62.14
March 31, 2006	$62.93	$53.25	$55.86
June 30, 2006	$56.60	$41.44	$44.78
September 29, 2006	$52.83	$44.29	$49.20
December 29, 2006	$54.40	$45.12	$53.73
March 30, 2007	$57.10	$50.51	$52.97
June 29, 2007	$55.90	$50.70	$51.14
September 28, 2007	$53.85	$46.03	$48.43
December 31, 2007	$59.45	$46.59	$58.20
March 31, 2008	$57.81	$33.57	$34.36
June 30, 2008	$38.33	$25.50	$26.25
September 30, 2008	$33.49	$21.00	$25.39
December 31, 2008	$27.29	$14.51	$26.60
March 31, 2009	$30.25	$16.18	$20.93
June 30, 2009*	$29.69	$19.85	$24.98

*	High, low and closing prices are for the period starting April 1, 2009 and ending June 30, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: UNH

Initial price: $24.98

Protection level: 70.00%

Protection price: $17.49

Physical delivery amount: 40($1,000/Initial price)

Fractional shares: 0.032026

Coupon: 11.00% per annum

Maturity: January 13, 2010

Dividend yield: 0.12% per annum

Coupon amount monthly: $9.17

FWP-21

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.50%		100.06%
+ 90%	5.50%		90.06%
+ 80%	5.50%		80.06%
+ 70%	5.50%		70.06%
+ 60%	5.50%		60.06%
+ 50%	5.50%		50.06%
+ 40%	5.50%		40.06%
+ 30%	5.50%		30.06%
+ 20%	5.50%		20.06%
+ 10%	5.50%		10.06%
+ 5%	5.50%		5.06%

0%	5.50%		0.06%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.50%	-4.94%
- 10%	5.50%	-4.50%	-9.94%
- 20%	5.50%	-14.50%	-19.94%
- 30%	5.50%	-24.50%	-29.94%
- 40%	N/A	-34.50%	-39.94%
- 50%	N/A	-44.50%	-49.94%
- 60%	N/A	-54.50%	-59.94%
- 70%	N/A	-64.50%	-69.94%
- 80%	N/A	-74.50%	-79.94%
- 90%	N/A	-84.50%	-89.94%
- 100%	N/A	-94.50%	-99.94%

FWP-22

U.S. Bancorp

According to publicly available information, U.S. Bancorp (the “Company:”) is a multi-state financial services holding company headquartered in Minneapolis, Minnesota. The Company was incorporated in Delaware in 1929 and operates as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956. The Company provides a full range of financial services, including lending and depository services, cash management, foreign exchange and trust and investment management services. It also engages in credit card services, merchant and ATM processing, mortgage banking, insurance, brokerage and leasing.

The Company’s banking subsidiaries are engaged in the general banking business, principally in domestic markets. The subsidiaries range in size from $39 million to $139 billion in deposits and provide a wide range of products and services to individuals, businesses, institutional organizations, governmental entities and other financial institutions.

On a full-time equivalent basis, as of December 31, 2007 the Company employed 52,277 people.

The linked share’s SEC file number is 1-6880.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2003	$24.64	$18.70	$24.16
September 30, 2003	$25.45	$22.83	$23.66
December 31, 2003	$29.58	$23.70	$29.36
March 31, 2004	$29.70	$26.93	$27.65
June 30, 2004	$28.65	$24.90	$27.56
September 30, 2004	$30.00	$27.42	$28.90
December 31, 2004	$31.65	$27.52	$31.32
March 31, 2005	$31.35	$28.18	$28.82
June 30, 2005	$29.91	$26.80	$29.20
September 30, 2005	$30.91	$27.92	$28.08
December 30, 2005	$31.14	$27.32	$29.89
March 31, 2006	$31.31	$28.99	$30.50
June 30, 2006	$31.89	$30.17	$30.88
September 29, 2006	$33.42	$30.54	$33.22
December 29, 2006	$36.85	$32.97	$36.19
March 30, 2007	$36.84	$34.40	$34.97
June 29, 2007	$35.18	$32.74	$32.95
September 28, 2007	$34.17	$29.22	$32.53
December 31, 2007	$34.21	$30.21	$31.74
March 31, 2008	$35.01	$27.86	$32.36
June 30, 2008	$35.25	$27.78	$27.89
September 30, 2008	$40.00	$20.78	$36.02
December 31, 2008	$37.31	$20.22	$25.01
March 31, 2009	$25.43	$8.07	$14.61
June 30, 2009*	$21.79	$13.92	$17.92

*	High, low and closing prices are for the period starting April 1, 2009 and ending June 30, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: USB

Initial price: $17.92

Protection level: 70.00%

Protection price: $12.54

Physical delivery amount: 55($1,000/Initial price)

Fractional shares: 0.803571

Coupon: 11.25% per annum

Maturity: January 13, 2010

Dividend yield: 5.30% per annum

Coupon amount monthly: $9.38

FWP-23

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.625%		102.65%
+ 90%	5.625%		92.65%
+ 80%	5.625%		82.65%
+ 70%	5.625%		72.65%
+ 60%	5.625%		62.65%
+ 50%	5.625%		52.65%
+ 40%	5.625%		42.65%
+ 30%	5.625%		32.65%
+ 20%	5.625%		22.65%
+ 10%	5.625%		12.65%
+ 5%	5.625%		7.65%

0%	5.625%		2.65%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.625%	0.625%	-2.35%
- 10%	5.625%	-4.375%	-7.35%
- 20%	5.625%	-14.375%	-17.35%
- 30%	5.625%	-24.375%	-27.35%
- 40%	N/A	-34.375%	-37.35%
- 50%	N/A	-44.375%	-47.35%
- 60%	N/A	-54.375%	-57.35%
- 70%	N/A	-64.375%	-67.35%
- 80%	N/A	-74.375%	-77.35%
- 90%	N/A	-84.375%	-87.35%
- 100%	N/A	-94.375%	-97.35%

FWP-24

Wells Fargo & Company

According to publicly available information, Wells Fargo & Company (the “Company”) is a corporation organized under the laws of Delaware and a financial holding company and a bank holding company registered under the Bank Holding Company Act of 1956, as amended (BHC Act). Its principal business is to act as a holding company for its subsidiaries.

The Company provides retail, commercial and corporate banking services through banking stores located in 23 states. It also provides other financial services through subsidiaries engaged in various businesses, principally: wholesale banking, mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance agency and brokerage services, computer and data processing services, trust services, investment advisory services, mortgage-backed securities servicing and venture capital investment.

The linked share’s SEC file number is: 001-2979.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2003	$26.02	$22.51	$25.20
September 30, 2003	$26.86	$24.45	$25.75
December 31, 2003	$29.59	$25.84	$29.45
March 31, 2004	$29.49	$27.99	$28.34
June 30, 2004	$29.86	$27.16	$28.62
September 30, 2004	$29.93	$28.06	$29.82
December 31, 2004	$31.69	$28.78	$31.08
March 31, 2005	$31.38	$29.13	$29.90
June 30, 2005	$31.08	$28.89	$30.79
September 30, 2005	$31.44	$29.00	$29.29
December 30, 2005	$32.35	$28.82	$31.42
March 31, 2006	$32.75	$30.31	$31.94
June 30, 2006	$34.86	$31.90	$33.54
September 29, 2006	$36.89	$33.36	$36.18
December 29, 2006	$36.99	$34.90	$35.56
March 30, 2007	$36.64	$33.01	$34.43
June 29, 2007	$36.49	$33.93	$35.17
September 28, 2007	$37.99	$32.67	$35.62
December 31, 2007	$37.78	$29.29	$30.19
March 31, 2008	$34.56	$24.42	$29.10
June 30, 2008	$32.34	$23.46	$23.75
September 30, 2008	$42.50	$20.46	$37.53
December 31, 2008	$38.95	$19.90	$29.48
March 31, 2009	$30.09	$7.80	$14.24
June 30, 2009*	$28.45	$13.65	$24.26

*	High, low and closing prices are for the period starting April 1, 2009 and ending June 30, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WFC

Initial price: $24.26

Protection level: 65.00%

Protection price: $15.77

Physical delivery amount: 41($1,000/Initial price)

Fractional shares: 0.220115

Coupon: 13.50% per annum

Maturity: January 13, 2010

Dividend yield: 4.41% per annum

Coupon amount monthly: $11.25

FWP-25

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.75%		102.21%
+ 90%	6.75%		92.21%
+ 80%	6.75%		82.21%
+ 70%	6.75%		72.21%
+ 60%	6.75%		62.21%
+ 50%	6.75%		52.21%
+ 40%	6.75%		42.21%
+ 30%	6.75%		32.21%
+ 20%	6.75%		22.21%
+ 10%	6.75%		12.21%
+ 5%	6.75%		7.21%

0%	6.75%		2.21%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.75%	1.75%	-2.79%
- 10%	6.75%	-3.25%	-7.79%
- 20%	6.75%	-13.25%	-17.79%
- 30%	6.75%	-23.25%	-27.79%
- 40%	N/A	-33.25%	-37.79%
- 50%	N/A	-43.25%	-47.79%
- 60%	N/A	-53.25%	-57.79%
- 70%	N/A	-63.25%	-67.79%
- 80%	N/A	-73.25%	-77.79%
- 90%	N/A	-83.25%	-87.79%
- 100%	N/A	-93.25%	-97.79%

FWP-26

Whole Foods Market, Inc.

According to publicly available information, Whole Foods Market, Inc. (the “Company”) is a food retailer of natural and organic products and is the first national “Certified Organic” grocer in the United States.

The Company opened its first store in Austin, Texas in 1980 and completed its initial public offering in January 1992. As of September 30, 2007, the Company operated 276 stores organized into 11 geographic operating regions, each with its own leadership team: 263 stores in 37 U.S. states and the District of Columbia; seven stores in Canada; and six stores in the United Kingdom. This includes 74 stores (net of divested locations) acquired from Wild Oats Markets, Inc. on August 28, 2007: 70 stores in 22 U.S. states and four stores in Canada.

The linked share’s SEC file number is 0-19797.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2003	$30.32	$22.67	$23.16
September 30, 2003	$27.40	$22.30	$26.88
December 31, 2003	$32.95	$26.89	$32.71
March 31, 2004	$38.61	$32.12	$36.52
June 30, 2004	$46.62	$35.81	$46.50
September 30, 2004	$47.13	$35.67	$41.80
December 31, 2004	$47.49	$38.50	$46.46
March 31, 2005	$52.01	$43.01	$49.76
June 30, 2005	$59.89	$46.77	$57.64
September 30, 2005	$68.06	$57.00	$65.51
December 30, 2005	$77.85	$59.74	$75.41
March 31, 2006	$77.06	$58.88	$66.44
June 30, 2006	$74.00	$59.42	$64.64
September 29, 2006	$65.49	$46.96	$59.43
December 29, 2006	$66.25	$45.57	$46.93
March 30, 2007	$52.43	$42.14	$44.85
June 29, 2007	$48.06	$37.97	$38.30
September 28, 2007	$49.49	$36.00	$48.96
December 31, 2007	$53.65	$39.42	$40.80
March 31, 2008	$42.48	$29.99	$32.97
June 30, 2008	$36.03	$23.01	$23.69
September 30, 2008	$24.22	$17.37	$20.03
December 31, 2008	$20.54	$7.05	$9.44
March 31, 2009	$18.27	$9.07	$16.80
June 30, 2009*	$23.71	$16.25	$18.98

*	High, low and closing prices are for the period starting April 1, 2009 and ending June 30, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WFMI

Initial price: $18.98

Protection level: 70.00%

Protection price: $13.29

Physical delivery amount: 52($1,000/Initial price)

Fractional shares: 0.687039

Coupon: 14.00% per annum

Maturity: January 13, 2010

Dividend yield: 1.05% per annum

Coupon amount monthly: $11.67

FWP-27

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.00%		100.53%
+ 90%	7.00%		90.53%
+ 80%	7.00%		80.53%
+ 70%	7.00%		70.53%
+ 60%	7.00%		60.53%
+ 50%	7.00%		50.53%
+ 40%	7.00%		40.53%
+ 30%	7.00%		30.53%
+ 20%	7.00%		20.53%
+ 10%	7.00%		10.53%
+ 5%	7.00%		5.53%

0%	7.00%		0.53%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.00%	2.00%	-4.47%
- 10%	7.00%	-3.00%	-9.47%
- 20%	7.00%	-13.00%	-19.47%
- 30%	7.00%	-23.00%	-29.47%
- 40%	N/A	-33.00%	-39.47%
- 50%	N/A	-43.00%	-49.47%
- 60%	N/A	-53.00%	-59.47%
- 70%	N/A	-63.00%	-69.47%
- 80%	N/A	-73.00%	-79.47%
- 90%	N/A	-83.00%	-89.47%
- 100%	N/A	-93.00%	-99.47%

FWP-28